EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-181735 of Computer Sciences Corporation on Form S-8 of our report dated June 27, 2012, relating to the financial statements and supplemental schedule appearing in this Annual Report on Form 11-K of Computer Sciences Corporation Matched Asset Plan for the year ended December 31, 2011.

/s/ DELOITTE & TOUCHE LLP

McLean, Virginia
June 27, 2012

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